As filed with the Securities and Exchange Commission on June 20, 2007

Post-Effective Amendment to Registration Statement Nos. 333-124661 and 333-57934.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT

UNDER

THE SECURITIES ACT OF 1933

ENPATH MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1533300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 Berkshire Lane North

Minneapolis, Minnesota

55441-4684

(763) 951-8181

(Address of Principal Executive Offices)

1999 Non-Employee Director and Medical Advisory Board Stock Option Plan

(Full Title of Plan)

Scott P. Youngstrom

Chief Financial Officer

Enpath Medical, Inc.

15301 Highway 55 West

Plymouth, MN 55447

(Name, address, including zip code and

telephone number of agent for service)

(Name and address of agent for service)

(763) 559-2613

Telephone Number, Including Area Code, Of Agent For Service

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 333-124661 registering 200,000 shares of common stock for the 1999 Non-employee Director and Medical Advisory Board Stock Option Plan; and

2	Registration Statement No. 333-57934 registering 200,000 shares for the 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan.

1

On June 15, 2007 (the “Effective Date”), Enpath Medical, Inc., a Minnesota corporation (the “Company”) consummated the transactions contemplated by its Agreement and Plan of Merger, dated April 28, 2007 (the “Merger Agreement”) with Greatbatch, Ltd. (“Purchaser”), an indirect subsidiary of Greatbatch, Inc. (“Greatbatch”), and Chestnut Acquisition Corporation, a wholly owned subsidiary of Purchaser, pursuant to which the Company became a wholly-owned subsidiary of Purchaser. In accordance with the Merger Agreement, the Company’s prior common stock, par value $0.01 per share (the “Common Stock”), has been canceled and is no longer outstanding.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of the Company’s securities under the 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan pursuant to the Registration Statements. Accordingly, pursuant to the undertakings contained in these Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statements to deregister all the shares of the Company’s Common Stock registered and reserved for issuance under these Registration Statements that remained unissued as of the Effective Date.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on June 15, 2007.

ENPATH MEDICAL, INC.

By	/s/ John C. Hertig
John C. Hertig Its Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 15, 2007.

Signature	Title

/s/ John C. Hertig	Chief Executive Officer
John C. Hertig

/s/ Scott P. Youngstrom	Chief Financial Officer
Scott P. Youngstrom

/s/ James D. Hartman	Director
James D. Hartman

/s/ Richard F. Sauter	Director
Richard F. Sauter

/s/ Thomas L. Auth	Director
Thomas L. Auth

/s/ Michael D. Dale	Director
Michael D. Dale

/s/ Albert Emola	Director
Albert Emola

/s/ Richard T. Schwarz	Director
Richard T. Schwarz

3